MODIFIED SINGLE PREMIUM
                         VARIABLE LIFE INSURANCE POLICY

                             SCHEDULE OF COMMISSIONS

This Schedule of Commissions is a part of the Addendum to Selling Agreement for the Distribution of Registered Contracts. It is subject to the terms and conditions of the Selling Agreement. In no event shall the Company be liable for the payment of any commission with respect to any solicitation made, in whole, or in part, by any person not appropriately licensed and registered prior to the commencement of such solicitation.

For Contracts issued by the Company, commissions will be paid to the General Agent on standard variable contracts in the amounts set forth below for purchase payments accepted by the Company.

                           POLICY FORM SERIES CL-1020
                           --------------------------

    FOR AGES 0-80
        Base                   Persistency
       Commission                  Bonus             Years
       ----------              -----------           -----
        5.50%                                                           Per purchase payment

                                 .25%                 2 - 9             On an annual basis, of contract values attributable
                                                                        to Contracts serviced by the General Agent.  The
                                 .40%                 10 & after        Persistency Bonus is to be calculated and paid at
                                                                        the contract anniversary.

     FOR AGES 81-85
        Base                   Persistency
       Commission                  Bonus             Years
       ----------              -----------           -----
        3.00%                                                           Per purchase payment
                                 .25%                 2 - 9             On an annual basis, of contract values attributable
                                                                        to Contracts serviced by the General Agent.  The
                                 .40%                 10 & after        Persistency  Bonus is to be calculated and paid at
                                                                        the contract anniversary.

   FOR AGES 86-90
        Base                   Persistency
       Commission                  Bonus             Years
       ----------              -----------           -----
        1.50%                                                           Per purchase payment
                                 .25%                 2 - 9             On an annual basis, of contract values attributable
                                                                        to Contracts serviced by the General Agent.  The
                                 .40%                 10 & after        Persistency  Bonus is to be calculated and paid at
                                                                        the contract anniversary.


Recapture of Base Commission: In the event that the Company refunds any purchase payment for any reason during the year following a purchase payment, the General Agent agrees to return to the Company or, in the absence of such return, the Company will charge back to the recipient of the commission, one hundred percent (100%) of the commission if the refund takes place within the first six (6) months of receipt of the purchase payment or fifty percent (50%) of the commission if the refund takes place within the second six (6) months after receipt of the purchase payment.

(04/01/97)